As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	84-4465489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Pavilion Center Drive, Suite 800
Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

MP MATERIALS CORP. 2020 STOCK INCENTIVE PLAN

(Full title of the plan)

Elliot Hoops

MP Materials Corp.

1700 S. Pavilion Center Drive, Suite 800

Las Vegas, Nevada 89135

(702) 844-6111

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Lynn

Jonathan Burr

Goodwin Procter LLP

1900 N Street, NW

Washington, D.C. 20036

(202) 346-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by MP Materials Corp., a Delaware corporation (the “Registrant”) for the purpose of registering 3,547,152 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) available for issuance under the a MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”) pursuant to the “evergreen” provision of the Plan. The “evergreen” provision of the Plan provides that the maximum amount of shares of Common Stock authorized under the Plan will be increased on January 1 of each year by a number equal to the lesser of (i) 2% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Registrant’s Board of Directors.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-252361) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 22, 2021, relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of MP Materials Corp. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

4.2	Amended and Restated Bylaws of MP Materials Corp. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

4.3	MP Materials Corp. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed on November 17, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

23.3*	Consent of SRK Consulting (U.S.), Inc.

23.4*	Consent of Adamas Intelligence Inc.

23.5*	Consent of SGS North America, Inc.

24.1*	Powers of Attorney (included in the Signature Page to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 26, 2026.

MP MATERIALS CORP.

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Chief Executive Officer (principal executive officer), Chairman of the Board of Directors and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Litinsky, Ryan Corbett and Elliot D. Hoops, and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Litinsky James H. Litinsky	Chief Executive Officer (principal executive officer), Chairman of the Board of Directors and Director	February 26, 2026

/s/ Ryan Corbett Ryan Corbett	Chief Financial Officer (principal financial officer)	February 26, 2026

/s/ David G. Infuso David G. Infuso	Chief Accounting Officer (principal accounting officer)	February 26, 2026

/s/ Richard B. Myers Gen. Richard B. Myers	Director	February 26, 2026

/s/ Andrew A. McKnight Andrew A. McKnight	Director	February 26, 2026

/s/ Arnold Donald Arnold Donald	Director	February 26, 2026

/s/ Randall Weisenburger Randall Weisenburger	Director	February 26, 2026

/s/ Maryanne R. Lavan Maryanne R. Lavan	Director	February 26, 2026

/s/ Connie K. Duckworth Connie K. Duckworth	Director	February 26, 2026